UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2015, Connecture, Inc. (the “Company”) issued a press release announcing the appointment of Brett S. Carlson to the Company’s board of directors. Mr. Carlson was appointed effective September 4, 2015. Mr. Carlson will serve as a Class II director, which class will stand for reelection at the Company’s 2016 annual meeting of shareholders. As a member of the board of directors that is not an executive officer of the Company or an affiliate of an institutional investor in the Company, Mr. Carlson will receive an annual cash fee of $44,000 and beginning with the Company’s next annual meeting of stockholders, will be granted annually restricted stock units (“RSUs”) valued at $66,000, each in accordance with the Company’s standard director compensation practices. The number of shares underlying the RSUs will be determined by dividing $66,000 by the closing price of the Company’s common stock on the date of grant, and the units will vest quarterly over one year beginning three months following the date of grant.

Mr. Carlson was not selected as a director pursuant to any arrangement or understanding between him and any other person and is not expected to be appointed to any committees of the board of directors at this time. In addition to serving as a director, Mr. Carlson also became an employee of the Company effective September 1, 2015 in a non-executive officer capacity as a Senior Corporate Development Advisor. In his capacity as a non-executive officer employee, Mr. Carlson receives a $75,000 annual salary and on September 4, 2015, was granted an initial equity grant consisting of 90,000 nonqualified stock options with an exercise price of $6.79 per share, the closing price of the Company’s common stock on the date of grant, and RSUs for 9,720 shares of our common stock, which RSUs were valued at approximately $66,000 on the date of grant. Mr. Carlson’s stock options vest annually over a three year period on the anniversary of the date of grant and his RSUs vest over a one year period on the three, six, nine and twelve month anniversaries of the date of grant. By virtue of Mr. Carlson’s role as a director of the Company, the employment arrangement with Mr. Carlson is deemed a related party transactions (as defined in Item 404(a) of Regulation S-K) between Mr. Carlson and the Company.

The press release announcing the appointment of Mr. Carlson is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: September 9, 2015	/s/ James P. Purko
James P. Purko Chief Financial Officer